UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

☒	Filed by the Registrant
☐	Filed by a Party other than the Registrant

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

China Automotive Systems, Inc.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

CHINA AUTOMOTIVE SYSTEMS, INC.

Notice of Annual Meeting of Stockholders

To Be Held On June 25, 2025

The Annual Meeting of Stockholders of China Automotive Systems, Inc. (the “Company”) will be held on June 25, 2025 (Wednesday) at 9 am local time at the Second Floor Meeting Room, Henglong Group, No. 88 Jingsha Avenue, Jingzhou City, Hubei Province, the People’s Republic of China, and the Company will set up a conference room on June 24, 2025 (Tuesday) at 9 pm at Henglong USA Corporation, 2546 Elliott Drive, Troy, Michigan, U.S. for the Company’s US shareholders to participate via TEAMS connection as more fully described in the accompanying proxy statement, to:

1.	elect five directors of the Company, to hold office until the 2026 annual meeting of stockholders and until their successors are elected and qualified;

2.	approve an advisory (non-binding) proposal concerning the Company’s named executive officer compensation program;

3.	approve an advisory (non-binding) vote concerning the frequency of holding future advisory votes on executive compensation;

4.	approve an amendment to the Company’s 2004 Stock Option Plan to extend its term for another ten (10) years (through June 27, 2035);

5.	ratify the appointment of PricewaterhouseCoopers Zhong Tian LLP as the Company’s independent auditors for the fiscal year ending December 31, 2025; and

6.	transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Only stockholders of record at the close of business on May 6 (Tuesday), 2025 will be entitled to notice of, and to vote at, such meeting or any adjournments or postponements thereof.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Chen Hanlin
Chen Hanlin
Chairman

Hubei, the People’s Republic of China

May 13, 2025 (Tuesday)

YOUR VOTE IS IMPORTANT!

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE EXECUTE THE PROXY FOLLOWING THE INSTRUCTIONS SET FORTH IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS MAILED TO YOU. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN IF YOU HAVE PREVIOUSLY EXECUTED THE PROXY.

CHINA AUTOMOTIVE SYSTEMS, INC.

D8 Henglong Building, Optics Valley Software Park

No. 1 Guanshan First Avenue, Wuhan City

Hubei Province (430073), the People’s Republic of China

(86) 27-8757-0028

PROXY STATEMENT

2025 ANNUAL MEETING OF STOCKHOLDERS

China Automotive Systems, Inc. (the “Company”) is furnishing this proxy statement in connection with the solicitation of proxies by the board of directors of the Company (the “Board of Directors”) for use at the Annual Meeting of Stockholders to be held on June 25, 2025 (Wednesday) at 9 am at the Second Floor Meeting Room, Henglong Group, No. 88 Jingsha Avenue, Jingzhou City, , Hubei Province, the People’s Republic of China and at any adjournments or postponements thereof (the “Annual Meeting”). The Company will set up a conference room on June 24, 2025 (Tuesday) at 9 pm at Henglong USA Corporation, 2546 Elliott Drive, Troy, Michigan, U.S. for the Company’s US shareholders to participate at the Annual Meeting via TEAMS connection. This proxy statement and the Company’s annual report will be made available on the internet on or about May 13, 2025 (Tuesday).

Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholders Meeting to be Held on June 25, 2025 (Wednesday) - the Company’s Annual Report for the year ended December 31, 2024 (the “Annual Report”) and this Proxy Statement are available at http://www.caasauto.com.

Only holders of the Company’s common stock as of the close of business on May 6, 2025 (Tuesday) (the “Record Date”) are entitled to vote at the Annual Meeting. Stockholders who hold shares of the Company in “street name” may vote at the Annual Meeting only if they hold a valid proxy from their broker. As of the Record Date, there were 30,170,702 shares of common stock outstanding, excluding 2,167,600 shares of common stock held as treasury shares.

A majority of the outstanding shares of common stock entitled to vote at the Annual Meeting must be present in person or by proxy in order for there to be a quorum at the Annual Meeting. Stockholders of record who are present at the meeting in person or by proxy and who abstain from voting, including brokers holding customers’ shares of record who cause abstentions to be recorded at the meeting, will be included in the number of stockholders present at the meeting for purposes of determining whether a quorum is present.

Each stockholder of record is entitled to one vote at the Annual Meeting for each share of common stock held by such stockholder on the Record Date. Stockholders do not have cumulative voting rights. Stockholders may vote their shares by executing the proxy following the instructions on the notice of internet availability of proxy materials (“Notice of Internet Availability”) mailed to the stockholders. All proxies received by the Company that are properly executed and have not been revoked will be voted in accordance with the instructions contained in the proxies. If a paper copy of the proxy materials is requested by a stockholder and a signed proxy card is received by the Company that does not specify a vote or an abstention, the shares represented by that proxy card will be voted for (i) the nominees to the Board of Directors listed on the proxy card and in this proxy statement; (ii) approval of an advisory (non-binding) proposal concerning the Company’s named executive officer compensation program; (iii) approval of an advisory (non-binding) vote concerning the frequency of holding future advisory votes on executive compensation; (iv) the amendment to the Company’s 2004 Stock Option Plan to extend its term for another ten (10) years upon the expiration of its current term from June 27, 2025 to June 27, 2035; and (v) the ratification of the appointment of PricewaterhouseCoopers Zhong Tian LLP (“PwC”) as the Company’s independent auditors for the fiscal year ending December 31, 2025. The Company is not aware, as of the date hereof, of any matters to be voted upon at the Annual Meeting other than those stated in this proxy statement and the accompanying Notice of Annual Meeting of Stockholders. If any other matters are properly brought before the Annual Meeting the proxy gives discretionary authority to the persons named as proxies to vote the shares represented by the proxy in their discretion.

Under Delaware law and the Company’s Certificate of Incorporation and Bylaws, if a quorum exists at the meeting, the affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked “Withhold authority” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked “Abstain” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

For shares held in “street name” through a broker or other nominee, the broker or nominee may not be permitted to exercise voting discretion with respect to non-routine items, which include the say-on-pay, say-on-frequency and director election proposals. Thus, if stockholders do not give their broker or nominee specific instructions, their shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

A stockholder of record may revoke a proxy at any time before it is voted at the Annual Meeting by (a) following the instructions on the website hosting proxy materials and voting as specified in the Notice of Internet Availability, (b) if a proxy is executed in paper form, delivering another duly executed proxy bearing a later date, or (c) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not revoke a proxy unless the stockholder actually votes in person at the meeting.

The proxy is solicited by the Board of Directors. The Company will pay all of the costs of soliciting proxies. In addition to solicitation by mail or through the internet, officers, directors and employees of the Company may solicit proxies personally, or by telephone, without receiving additional compensation. The Company, if requested, will also pay brokers, banks and other fiduciaries who hold shares of common stock for beneficial owners for their reasonable out-of-pocket expenses of forwarding these materials to stockholders.

BOARD OF DIRECTORS

The name, age and year in which the term expires of each member of the Board of Directors is set forth below:

Name	Age	Position	Term Expires on the Date of the Annual Meeting Held in the Year
Hanlin Chen	68	Chairman	2025
Qizhou Wu	60	CEO and Director	2025
Guangxun Xu	73	Director	2025
Robert Wei Cheng Tung	68	Director	2025
Tong Kooi Teo	68	Director	2025

The Board of Directors has determined that the following directors for fiscal years 2024 and 2025 are “independent” under the current rules of the Nasdaq Stock Market: Guangxun Xu, Robert Wei Cheng Tung and Tong Kooi Teo. In addition, the Board of Directors has determined that Tao Liu, the nominee to the Board of Directors, is “independent” under the current rules of the Nasdaq Stock Market.

At the Annual Meeting, the stockholders will vote on the election of Hanlin Chen, Qizhou Wu, Guangxun Xu, Robert Wei Cheng Tung and Tao Liu as directors to serve for a one-year term until the annual meeting of stockholders in 2026 and until their successors are elected and qualified. All directors will hold office until the annual meeting of stockholders at which their terms expire and the election and qualification of their successors.

NOMINEES AND CONTINUING DIRECTORS

The following individuals have been nominated for election to the Board of Directors or will continue to serve on the Board of Directors after the Annual Meeting. Mr. Tong Kooi Teo will not stand for reelection at the Annual Meeting. The Company thanks Mr. Tong Kooi Teo for his years of service.

Hanlin Chen

Hanlin Chen has served as the chairman of the Board of Directors and an executive officer since March 2003. From 1993 to 1997, Mr. Chen was the general manager of Shashi Jiulong Power Steering Gears Co., Ltd. Since 1997, he has been the chairman of the Board of Henglong Automotive Parts, Ltd.

Mr. Hanlin Chen is the brother-in-law of the Company’s senior vice president, Mr. Andy Tse. He is the father of the Company’s vice president, Mr. Henry Chen.

As chairman of the Board of Directors, Mr. Chen oversees the implementation of the Company’s business plan.

The Board of Directors believes that Mr. Chen’s leadership and extensive knowledge of the Company are essential to the development of the Company’s strategic vision.

Qizhou Wu

Qizhou Wu has served as a director since March 2003 and as the chief executive officer of the Company since September 2007. He served as chief operating officer from 2003 to 2007. He was the executive general manager of Shashi Jiulong Power Steering Gears Co., Ltd. from 1993 to 1999 and the general manager of Henglong Automotive Parts Co., Ltd. from 1999 to 2002. Mr. Wu graduated from Tsinghua University in Beijing with a Master’s degree in automobile engineering.

The Board of Directors believes that Mr. Wu’s experience and extensive knowledge of the Company are essential to the implementation of the Company’s strategic vision.

Guangxun Xu

Guangxun Xu has served as an independent director of the Company since December 2009. He is the chairman of the audit committee and a member of the compensation committee and the nominating committee, of the Board of Directors. Mr. Xu has been the Chief Representative of NASDAQ in China and a managing director of the NASDAQ Stock Market International, Asia for over ten (10) years. With a professional career in the finance field spanning over thirty (30) years, Mr. Xu’s practice focuses on providing package services on U.S. and U.K. listings, advising on and arranging for private placements, PIPEs, IPOs, pre-IPO restructuring, M&A, corporate and project finance, corporate governance, post-IPO IR compliance and risk control.

The Board of Directors believes that Mr. Xu’s many years of experience in working with public companies and financial markets in Asia provides value to the Board of Directors and the Company.

Robert Wei Cheng Tung

Robert Wei Cheng Tung served as an independent director of the Company from September 2003 to July 2019 and from September 2024 until now. He is the chairman of the nominating committee and a member of the compensation committee and the audit committee, of the Board of Directors. Mr. Tung has been engaging in the real and commodity trading and consultation in the energy sector in the past fifteen years. Mr. Tung was granted the Grand China sales representative position from TRI Products, Inc., a well-known North American scrap metals, scrap plastics, and spent battery supplier. Mr. Tung was the managing director of North-South Resource International Ltd. which consults on the trading of crude oil, fuel oil, diesel and jet fuels. During the pandemic, Mr. Tung had introduced a Chinese company in Taiwan to set up a manufacturing facility to produce facial masks, medical gloves and gowns, and other medical supplies in the State of New Jersey. Collaboration with a European infrastructure engineering firm, Mr. Tung has assisted the firm to locate financiers to sell their minerals excavations rights in gold, cobalt and other minerals in The Democratic Republic of the Congo to potential partner and buyer.

The Board of Directors believes that Mr. Tung’s many years of experience in advising companies in the PRC and abroad provides perspective and global vision to the Company’s development.

Tao Liu

Mr. Liu was the CEO and Executive Board Director of Joyson Safety Systems from 2021 to 2023. He served various positions at Nexteer Automotive from 2006 to 2021. He was the Global COO and SVP, then president from 2016 to 2021. Before that he was the China COO, then Asia Pacific Region president from 2006 to 2016. He was the China Operations Director of Metaldyne China from 2005 to 2006. He was the Asia Pacific regional operational excellence director at Eaton Hydraulic Division in 2004. Mr. Liu served various roles in the Delphi Automotive Asia Pacific region from 1997 to 2004. He was the Asia Pacific Regional Delphi Manufacturing System manager from 2002 to 2004. Prior to that, he was the manufacturing engineer, maintenance supervisor, then operations manager in the Delphi Shanghai Chassis and Steering Systems plant. He was an electrical engineer at Shanghai Machine Tool Works from 1987 to 1996. Mr. Liu graduated from Tsinghua University in Beijing with a bachelor’s degree in electrical engineering in 1987 and received a Master of Business Administration from Purdue University in 2001.

The Board of Directors believes that Mr. Liu’s many years of experience working with companies in Asia and in the PRC and abroad provides perspective and global vision to the Company’s development.

Other than as noted above, there are no family relationships among any of the Company’s directors or executive officers.

DIRECTOR NOMINATION

CRITERIA FOR BOARD MEMBERSHIP.

In recommending candidates for appointment or re-election to the Board of Directors, the nominating committee of the Board of Directors (the “Nominating Committee”) considers the appropriate balance of experience, skills and characteristics required of the Board of Directors. It seeks to ensure that a majority of the directors are independent under the rules of the Nasdaq Stock Market, that the members of the Company’s audit committee of the Board of Directors (the “Audit Committee”) meet the financial literacy and sophistication requirements under the rules of the Nasdaq Stock Market and that at least one member of the Board of Directors qualifies as an “audit committee financial expert” under the rules of the Securities and Exchange Commission (the “SEC”). Nominees for director are recommended on the basis of their depth and breadth of experience, integrity, ability to make independent analytical inquiries, understanding of the Company’s business environment and willingness to devote adequate time to Board of Directors duties.

Board Composition
	Hanlin Chen	Qizhou Wu	Guangxun Xu	Robert Wei Cheng Tung	Tao Liu
Gender Identity
Male	X	X	X	X	X
Female
Non-Binary
Did Not Disclose Gender
Demographic Background
African American or Black
Alaskan Native or Native American
Asian	X	X	X	X	X
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background

PROCESS FOR IDENTIFYING AND EVALUATING NOMINEES.

The Nominating Committee believes the Company is well served by its current directors. In the ordinary course, absent special circumstances or a material change in the criteria for membership of the Board of Directors, the Nominating Committee will re-nominate incumbent directors who continue to be qualified for service and are willing to continue as directors. If an incumbent director is not standing for re-election, or if a vacancy on the Board of Directors occurs between annual stockholder meetings, the Nominating Committee will seek potential candidates for appointment to the Board of Directors who meet the criteria for selection as a nominee and have the specific qualities or skills being sought. Director candidates will be selected based on input from members of the Board of Directors, senior management of the Company and, if the Nominating Committee deems appropriate, a third-party search firm. The Nominating Committee will evaluate each candidate’s qualifications and check relevant references; in addition, such candidates will be interviewed by at least one member of the Nominating Committee. Candidates meriting serious consideration will meet with all members of the Board of Directors. Based on this input, the Nominating Committee will evaluate whether one of the prospective candidates is qualified to serve as a director and whether the committee should recommend to the Board of Directors that such candidate be appointed to fill a then current vacancy or presented for the approval of the stockholders, as appropriate.

STOCKHOLDER NOMINEES.

The Nominating Committee will consider suggestions from stockholders regarding possible director candidates for election at the annual meeting to be held in 2026. Any such nominations should be submitted to the Nominating Committee, c/o Mrs. Wei Na (secretary to the Board of Directors), and should include the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”), including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) the names and addresses of the stockholders making the nomination and the number of shares of the Company’s common stock that are owned beneficially and of record by such stockholders; and (c) appropriate biographical information and a statement as to the qualifications of the nominee, and should be submitted in the time frame described in the bylaws of the Company and under the caption “Stockholder Proposals for 2026 Annual Meeting” below. Each director nominated in this Proxy Statement was recommended for election by the Nominating Committee and by the Board of Directors.

BOARD NOMINEES FOR THE 2025 ANNUAL MEETING.

The nominees listed in this proxy statement are four of the current five directors standing for re-election and, as explained above, one new candidate.

BOARD LEADERSHIP STRUCTURE

Mr. Hanlin Chen is the chairman of the Board of Directors and Mr. Qizhou Wu is the chief executive officer and a director of the Company. The Company’s leadership structure of a separate chairman of the Board of Directors and chief executive officer has historically proven effective for it in the areas of performance and corporate governance, among others. The Company does not have a lead independent director. The Company, in consideration of the size of the Board of Directors and the presence of three independent directors who constitute a majority, believes that it is not necessary to appoint a lead independent director. The Board of Directors has determined that its current structure is in the best interests of the Company and its stockholders. The Company believes that the independent nature of the audit, compensation and nominating committees of the Board of Directors also ensures that the Board of Directors maintains a level of independent oversight of management that is appropriate for the Company. The Board of Directors will review from time to time the appropriateness of its leadership structure and implement any changes it may deem necessary.

RISK OVERSIGHT

The Board of Directors has the ultimate oversight responsibility for the risk management process. A fundamental part of risk management is not only understanding the risks the Company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. In setting the Company’s business strategy, the Board of Directors assesses the various risks being faced by management and determines what constitutes an appropriate level of risk for the Company. While the ultimate risk oversight rests with the Board of Directors, the Board of Directors has delegated the responsibility for the management of certain types of risks to its committees. For example, the Audit Committee focuses on financial risk, including internal controls, and receives financial risk assessment reports from management, and risks related to the compensation programs are reviewed by the compensation committee of the Board of Directors (the “Compensation Committee”). The Board of Directors is advised by these committees of significant risks and management’s response via periodic updates.

DIRECTOR COMPENSATION

Based on the number of years of service to the Board of Directors, workload and performance, the Board of Directors determines directors’ compensation. The Board of Directors believes that the compensation of the members of the Board of Directors was appropriate as of December 31, 2024. The independent directors receive a director fee from the Company for their services as members of the Board of Directors and any committee of the Board of Directors in the amount of between $8,500 and $14,850 per quarter. The directors are reimbursed for certain expenses in connection with attending meetings of the Board of Directors and committees of the Board of Directors.

The Company has also granted, and expects to continue to grant, non-employee directors options to purchase shares of the Company’s common stock. The stockholders of the Company approved certain director grants at the annual meeting of the stockholders in 2005, which grants were included in the 2004 stock option plan (the “2004 Stock Option Plan”). At the 2014 annual meeting of stockholders, the stockholders of the Company approved an amendment to the 2004 Stock Option Plan that extended its term for an additional ten (10) years. Pursuant to such amendment, the 2004 Stock Option Plan will expire on June 27, 2025.

The options granted to non-employee directors that are currently outstanding or were outstanding during the past three (3) years are as follows:

*	In 2022, the Company did not issue any options to independent directors.
*	In 2023, the Company did not issue any options to independent directors.
*	In 2024, the Company did not issue any options to independent directors.

The Company determines each director’s compensation based on the number of years of service, workload and performance. The management believes that the pay for the members of the Board of Directors was appropriate as of December 31, 2024. The compensation that directors received for serving on the Board of Directors for fiscal year 2024 was as follows (figures are in thousands of USD):

Name	Fees earned or paid in cash	Option awards (1)	Total
Tong Kooi Teo	$36.0	$—	$36.0
Guangxun Xu	$59.4	$—	$59.4
Heng Henry Lu (2)	$22.5	$—	$22.5
Robert Wei Cheng Tung (2)	$8.5	$—	$8.5

(1)	The company did not grant option awards to directors in 2024.
(2)	Mr. Heng Henry Lu did not stand for reelection at the Annual Meeting held on September 24, 2024, and Mr. Robert Wei Cheng Tung served as an independent director of the Company since September 24, 2024.

The cost of the above-mentioned compensation paid to directors was measured based on investment, operating, technology and consulting services they provided. Except as stated above, no other directors had received any compensation for their service on the Board of Directors.

BOARD MEETINGS AND COMMITTEES

The Board of Directors has standing audit, compensation and nominating committees. The Board of Directors met five (5) times during 2024. The Audit Committee met five (5) times, the Compensation Committee met five (5) times and the Nominating Committee met five (5) times during 2024. Each member of the Board of Directors attended 75% or more of the aggregate of (i) the total number of Board meetings held during the period of such member’s service and (ii) the total number of meetings of committees on which such member served, during the period of such member’s service. The audit, compensation and nominating committees’ charters are available on the Company’s website at www.caasauto.com.

AUDIT COMMITTEE.

The Audit Committee currently consists of Guangxun Xu (chairman), Robert Wei Cheng Tung and Tong Kooi Teo. The Board of Directors has determined that all members of the Audit Committee are independent directors under the rules of the Nasdaq Stock Market and each of them is able to read and understand fundamental financial statements. The Board of Directors has determined that Guangxun Xu qualifies as an “audit committee financial expert” as defined by the rules of the SEC. The purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and audits of its financial statements. The responsibilities of the Audit Committee include appointing and providing for the compensation of the independent auditors.

NOMINATING COMMITTEE.

The Nominating Committee currently consists of Robert Wei Cheng Tung (chairman), Guangxun Xu and Tong Kooi Teo, each of whom the Board of Directors has determined is an independent director under the rules of the Nasdaq Stock Market. The Nominating Committee’s responsibilities include recommending nominees for possible election to the Board of Directors and providing oversight with respect to corporate governance.

COMPENSATION COMMITTEE.

The Compensation Committee currently consists of Tong Kooi Teo (chairman), Guangxun Xu and Robert Wei Cheng Tung. The Board of Directors has determined that all members of the Compensation Committee are independent directors under the rules of the Nasdaq Stock Market. The Compensation Committee administers the Company’s benefit plans, reviews and administers all compensation arrangements for executive officers and establishes and reviews general policies relating to the compensation and benefits of our officers and employees.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

For the year ended December 31, 2024, none of our executive officers had a relationship that would constitute an interlocking relationship with executive officers or directors of another entity or insider participation in compensation decisions. For the year ended December 31, 2024, no member of the Compensation Committee was, during the fiscal year, an officer or employee of the Company; was formerly an officer of the Company; or had any relationship requiring disclosure under any paragraph of Item 404 of Regulation S-K.

COMMUNICATIONS WITH DIRECTORS

Stockholders interested in communicating directly with our directors may email the chairman Mr. Hanlin Chen at chenhanlin@chl.com.cn. Mr. Chen will review all such correspondence and will regularly forward to the other members of the Board of Directors copies of all such correspondence that deals with the functions of the Board of Directors or committees thereof or that he otherwise determines requires their attention. Directors may at any time review all of the correspondence received that is addressed to members of the Board of Directors and request copies of such correspondence. Concerns relating to accounting, internal controls or auditing matters will immediately be brought to the attention of the Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters.

The Company has a policy of encouraging all directors to attend the annual stockholders meetings. Last year, five (5) directors attended the annual meeting.

CODE OF CONDUCT AND ETHICS, INSIDER TRADING POLICY AND HEDGING POLICY

The Company has adopted a code of conduct and ethics that applies to all directors, officers and employees, including its principal executive officer and principal financial officer. This code of conduct and ethics was filed as Exhibit 99.1 to the Company’s Annual Report on Form 10- KSB/A for the fiscal year ended December 31, 2003 filed with the SEC. The Company has adopted insider trading policies and procedures governing the purchase, sale, and/or other dispositions of the Company’s securities by directors, officers and employees, pursuant to its insider trading policy incorporated by reference in the Company’s Annual Report on Form 10-K filed with the SEC on March 28, 2024. Pursuant to the Company’s insider trading policy, persons subject to Section 16 of the Securities Exchange Act may not engage in hedging or derivative transactions, such as “cashless” collars, forward contracts, equity swaps or other similar or related transactions.

SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS AND CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company’s common stock as of March 31, 2025 by (i) each person who is known by the Company to own beneficially more than 5% of the Company’s common stock, (ii) each of the Company’s directors and Named Executive Officers (defined below), and (iii) all executive officers and directors as a group. Except as otherwise listed below, the address of each person is c/o China Automotive Systems, Inc., D8 Henglong Building, Optics Valley Software Park, No. 1 Guanshan First Avenue, Wuhan City, Hubei Province, the People’s Republic of China. The percentage ownership is based on 30,170,702 shares of common stock outstanding on Mach 31, 2025 (exclusive of 2,167,600 shares of treasury stock).

Name/Title	Total Number of Shares	Percentage Ownership
Hanlin Chen, Chairman (1)	17,273,670	57.25%
Qizhou Wu, CEO and Director	1,537,524	5.09%
Guangxun Xu, Director	—	—%
Tong Kooi Teo, Director	—	—%
Heng Henry Lu, Director	—	—%
Robert Wei Cheng Tung, Director	—	—%
Haimian Cai, VP	50,000	0.17%
Jie Li, CFO (2)	147,031	0.49%
Tse Andy, Sr. VP	531,682	1.76%
Henry Chen, VP	—	—%
All Directors and Executive Officers (10 persons)	19,539,907	64.76%

(1)	Includes (i) 15,762,547 shares of common stock beneficially owned by Mr. Hanlin Chen; (ii) 1,502,925 shares of common stock beneficially owned by Ms. Li Ping Xie, Mr. Hanlin Chen’s wife; and (iii) 8,198 shares of common stock beneficially owned by Wiselink Holdings Limited, a company controlled by Mr. Hanlin Chen.
(2)	Includes 50,000 shares held as nominee for Jingzhou Jiulong Machinery and Electronic Manufacturing Co., Ltd. On October 13, 2014, the Company issued 4,078,000 of its common shares in a private placement to nominee holders of Jingzhou Jiulong Machinery and Electronic Manufacturing Co., Ltd. for the acquisition of the 19.0% and 20.0% equity interest in Jiulong and Henglong held by Jingzhou Jiulong Machinery and Electronic Manufacturing Co., Ltd., respectively. All of the nominee holders of Jingzhou Jiulong Machinery and Electronic Manufacturing Co., Ltd. are unrelated parties except for Mr. Jie Li (CFO).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following related parties are related through common ownership with the major stockholders of the Company:

●	Wiselink Holding Limited, “Wiselink”
●	Xiamen Joylon Co., Ltd., “ Xiamen Joylon ”
●	Shanghai Tianxiang Automotive Parts Co., Ltd., “ Shanghai Tianxiang ”
●	Jiangling Tongchuang Machining Co., Ltd., “ Jiangling Tongchuang ”
●	Shanghai Hongxi Investment Inc, “ Hongxi ”
●	Hubei Wiselink Equipment Manufacturing Co., Ltd., “ Hubei Wiselink ”
●	Jingzhou Derun Agricultural S&T Development Co., Ltd., “ Jingzhou Derun ”
●	Jingzhou Tongying Alloys Materials Co., Ltd., “ Jingzhou Tongying ”
●	Wuhan Dida Information S&T Development Co., Ltd., “ Wuhan Dida ”
●	Hubei Wanlong Investment Co., Ltd., “ Hubei Wanlong ”
●	Jingzhou Yude Machining Co., Ltd., “ Jingzhou Yude ”
●	Honghu Changrun Automotive Parts Co., Ltd., “ Honghu Changrun ”
●	Jingzhou Henglong Real Estate Co., Ltd., “ Henglong Real Estate ”
●	Xiamen Joylon Automotive Parts Co., Ltd., “Xiamen Automotive Parts ”

●	Jingzhou Jiulong Material Co., Ltd., “ Jiulong Material ”
●	Wuhan Tongkai Automobile Motor Co., Ltd., “ Wuhan Tongkai ”
●	Jingzhou Natural Astaxanthin Inc, “Jingzhou Astaxanthin”
●	Hubei Asta Biotech Inc., “Hubei Asta”
●	Shanghai Yifu Automotive Electronics Technology Co., Ltd., “Shanghai Yifu”
●	Suzhou Qingyan Venture Capital Fund L.P., “Suzhou Qingyan”
●	Chongqing Qingyan Venture Capital Fund L.P., “Chongqing Qingyan”
●	Hubei Hongrun Intelligent System Co.,Ltd., “Hubei Hongrun”
●	Jingzhou WiseDawn Electric Car Co., Ltd., “Jingzhou WiseDawn”
●	Hubei Tongrun Automotive Parts Industry Development Co., Ltd., “Hubei Tongrun”
●	Hubei Qingyan Venture Capital Fund L.P, “Hubei Qingyan”
●	Hubei Henglongtianyu Pipe system Co.,Ltd., “Henglong Tianyu”
●	Wuhan Ewinlink Intelligent System Co., Ltd., “Ewinlink”
●	Hubei HLTW Automotive Lightweight Co.,Ltd., “Hubei HLTW”
●	Hubei Jinlv New Energy Battery Technology Co., Ltd., “Hubei Jinlv”
●	Hubei Yiling Intelligent Technology Co., Ltd., “Hubei Yiling”
●	Sentient AB
●	Suzhou Sentient Automotive Technology Co., Ltd., “Suzhou Sentient”
●	Suzhou Qingshan Zhiyuan Venture Capital Fund L.P., “Suzhou Qingshan”
●	Suzhou Mingzhi Intelligent Manufacturing Industry Investment Fund L.P., “Suzhou Mingzhi”
●	Jingzhou Henglong Real Estate Co., Ltd. Jingkai Branch, “Henglong Real Estate Jingkai Branch”
●	Jingzhou Jinyu Hotel Management Co., Ltd., “Jinyu Hotel”
●	Jiangsu Intelligent Connected Vehicle Innovation Center Co.,Ltd. “Jiangsu Intelligent”

RELATED PARTY TRANSACTIONS.

The Company’s Audit Committee’s charter provides that one of its responsibilities is to review and approve related party transactions defined as those transactions required to be disclosed under Item 404 of Regulation S-K of the rules and regulations under the Exchange Act. The Company has a formal written set of policies and procedures for the review, approval or ratification of related party transactions. Where a related party transaction is identified, the Audit Committee reviews and, where appropriate, approves the transaction based on whether it believes that the transaction is at arm’s length and contains terms that are no less favorable than what the Company could have obtained from an unaffiliated third party.

The Company’s related party transactions include product sales, material purchases and purchases of equipment and technology. These transactions were consummated at fair market price and under similar terms as those with the Company's customers and suppliers. On some occasions, the Company’s related party transactions also include purchase/sale of capital stock of the joint ventures and sale of property, plant and equipment.

Related party transactions during the years ended December 31, 2024 and 2023, are as shown below (figures are in thousands of USD):

Merchandise Sold to Related Parties

	Year Ended December 31,
	2024	2023
Hubei Hongrun	$34,907	$33,829
Jingzhou Yude	12,129	11,390
Xiamen Automotive Parts	1,521	1,733
Other related parties	303	562
Total	$48,860	$47,514

Rental Income Obtained from Related Parties

	Year Ended December 31,
	2024	2023
Jingzhou Tongying	$207	$154
Wuhan Tongkai	138	130
Other related parties	16	16
Total	$361	$300

Materials Sold to Related Parties

	Year Ended December 31,
	2024	2023
Jingzhou Yude	$956	$965
Honghu Changrun	728	610
Jingzhou Tongying	214	354
Hubei Tongrun	204	—
Wuhan Tongkai	153	25
Jiangling Tongchuang	18	65
Other related parties	5	31
Total	$2,278	$2,050

Materials Purchased from Related Parties

	Year Ended December 31,
	2024	2023
Jingzhou Tongying	$15,178	$12,033
Wuhan Tongkai	6,308	8,311
Jiangling Tongchuang	4,478	3,390
Honghu Changrun	2,869	2,396
Hubei Wiselink	667	528
Henglong Tianyu	516	557
Hubei Yiling	62	57
Other related parties	10	16
Total	$30,088	$27,288

Technology and Services Provided by Related Parties (recorded in R&D Expenses)

	Year Ended December 31,
	2024	2023
Hubei Yiling	$240	$278
Hubei Asta	2	—
Suzhou Sentient	—	925
Hubei Wiselink	—	100
Total	$242	$1,303

Property, Plant and Equipment Purchased from Related Parties

	Year Ended December 31,
	2024	2023
Hubei Wiselink	$5,345	$2,451
Hubei Yiling	149	87
Henglong Real Estate	—	1,886
Total	$5,494	$4,424

As of December 31, 2024 and 2023, accounts receivable, accounts payable and advance payments between the Company and related parties are as shown below (figures are in thousands of USD):

Accounts and Notes Receivable from Related Parties

	December 31,
	2024	2023
Hubei Hongrun	$9,759	$4,352
Jingzhou Yude	3,903	3,067
Xiamen Automotive Parts	1,003	1,042
Xiamen Joylon	789	801
Other related parties	233	311
Total accounts and notes receivable - related parties	15,687	9,573
Less: allowance for doubtful accounts - related parties	(1,463)	(1,404)
Accounts and notes receivable, net - related parties	$14,224	$8,169

Accounts and Notes Payable to Related Parties

	December 31,
	2024	2023
Wuhan Tongkai	$4,001	$4,524
Jingzhou Tongying	3,520	3,708
Hubei Wiselink	2,263	2,675
Honghu Changrun	951	743
Henglong Tianyu	452	751
Jiangling Tongchuang	445	371
Other related parties	111	67
Total	$11,743	$12,839

Advance Payments for Property, Plant and Equipment to Related Parties

	December 31,
	2024	2023
Hubei Wiselink	$4,452	$3,609
Henglong Real Estate	2,118	2,150
Total	$6,570	$5,759

Advance Payments and Others to Related Parties

	December 31,
	2024	2023
Suzhou Sentient	$1,530	$1,553
Hubei Wiselink	402	82
Hubei Tongrun	178	151
Hubei Asta	84	105
Other related parties	8	100
Total	$2,202	$1,991

As of December 31, 2024, Hanlin Chen, our chairman, owns 57.25% of the common stock of the Company and has the effective power to control the vote on substantially all significant matters without the approval of other stockholders.

EXECUTIVE COMPENSATION

ELEMENTS OF COMPENSATION.

The Company’s executive compensation consists of the following elements.

Base Salary

In determining the amount of base salaries for our named executive officers (“Named Executive Officers”), the Compensation Committee strives to establish base salaries that are similar to those paid by other companies to executives in similar positions and with similar responsibilities. Base salaries are adjusted from time to time to realign salaries with market levels after considering individual responsibilities, performance and experience. The Compensation Committee established a salary structure to determine base salaries and is responsible for initially setting executive officer compensation in employment arrangements with each individual. The base salary amounts are intended to reflect the Company’s philosophy that the base salary should attract experienced individuals who will contribute to the success of the Company’s business goals and represent cash compensation that is commensurate with the compensation of individuals at similarly situated companies.

The Company’s Board of Directors and Compensation Committee have approved the current salaries for executives: RMB 2.2 million (equivalent to approximately $0.3 million) for the Chairman, RMB 1.4 million (equivalent to approximately $0.2 million) for the CEO and RMB 0.9 million (equivalent to approximately $0.12 million) individually for each other officer in 2024.

Performance Bonus

a.	Grantees: Mr. Hanlin Chen, Mr. Qizhou Wu, Mr. Andy Tse, Mr. Henry Chen and Mr. Jie Li.
b.	Conditions: based on the Company’s consolidated financial statements, (i) the year over year growth rate of sales for 2024 must be 5% or higher; or (ii) the year over year growth rate of sales for 2024 must be 10% or higher.

c.	Bonus: If condition (i) is satisfied, 25% of each officer’s annual salary in 2024. If condition (ii) is satisfied, 50% of each officer’s annual salary in 2024.

The Company accrued 50% of the annual salary as performance bonus for each Named Executive Officer in 2024 as the Company reached the above condition (ii).

Stock Option Awards

The stock options plan proposed by management, which aims to incentivize and retain core employees, to meet employees’ benefits, the Company’s long term operating goals and stockholder benefits, was approved at the Annual Meeting of Stockholders held on June 28, 2005, and extended for ten years at the Annual Meeting of Stockholders held on September 16, 2014. The maximum common shares available for issuance under the plan is 2,200,000. The term of the plan was extended to June 27, 2025.

There were no stock options granted to management in 2024.

Other Compensation

Other than the base salary for the Company’s Named Executive Officers, the performance bonus and the stock option awards referred to above, the Company does not have any other benefits and perquisites for its Named Executive Officers. However, the Compensation Committee in its discretion may provide benefits and perquisites to these executive officers if it deems advisable to do so.

Option Exercises and Stock Vested

During fiscal year 2024, no shares were acquired by the Named Executive Officers of the Company under the 2004 Stock Option Plan.

ROLE OF EXECUTIVES IN EXECUTIVE COMPENSATION DECISIONS.

The Compensation Committee seeks input from the Company’s chairman and chief executive officer when discussing the performance of, and compensation levels for, executives other than the chairman or the chief executive officer. None of our executives participates in deliberations relating to his own compensation. In particular, the Compensation Committee seeks input from the Company’s chairman and chief executive officer in assessing the performance of individual executive officers, assessing competitive conditions in the market for retaining key employees and establishing the Company’s business goals and financial objectives which are used by the Compensation Committee in setting compensation levels.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT.

All of the Company’s executive officers have executed standard employment agreements with the Company, which are governed by PRC law. Other than the amounts of compensation to be paid by the Company, the terms and conditions of the employment agreements with the executive officers are substantially the same as those of the Company’s standard employment agreements with non-executive employees. The Company’s standard employment agreements are for a fixed period of five (5) years and may be renewed upon notice from the employee and consent of the Company. The Company may terminate an employment agreement upon thirty days’ notice if an employee is no longer suitable for the job due to medical or other reasons. An employee may terminate his or her employment agreement without cause upon one month’s notice to the Company. The compensation stated in the agreement is the base salary and is subject to adjustment on an annual basis.

COMPENSATION OF EXECUTIVE OFFICERS.

The following describes the compensation arrangements under the employment contracts of our Named Executive Officers.

*	Hanlin Chen, the Company’s Chairman, has a renewed employment agreement that became effective as of September 25, 2012. The agreement is for an indefinite term pursuant to the PRC labor law. Mr. Chen received an annual salary of approximately $303,000 during the fiscal year ended December 31, 2024.

*	Qizhou Wu, the Company’s CEO, has an employment agreement that became effective as of September 25, 2012. The agreement is for an indefinite term pursuant to the PRC labor law. Mr. Wu received an annual salary of approximately $202,000 during the fiscal year ended December 31, 2024.

*	Haimian Cai, the Company’s Vice President, has an employment agreement that became effective as of July 8, 2010. The agreement is for an indefinite term pursuant to the local rules and regulations. Mr. Cai received an annual salary of approximately $390,000 during the fiscal year ended December 31, 2024.

SUMMARY COMPENSATION TABLE.

The compensation that the Company’s CEO and the two most highly compensated executive officers other than the CEO (collectively, the “Named Executive Officers”) received for their services for fiscal years 2024 and 2023 were as follows (figures are in thousands of USD):

Name and principal position	Year	Salary (1)	Bonus (2)	Option Awards (3)	Total
Hanlin Chen (Chairman)	2024	$303	$151	$—	$454
	2023	$306	$77	$—	$383

Qizhou Wu (CEO)	2024	$202	$101	$—	$303
	2023	$204	$51	$—	$255

Jie Li (CFO)	2024	$121	$61	$—	$182
	2023	$122	$31	$—	$153

Haimian Cai (Vice President)	2024	$390	$—	$—	$390
	2023	$387	$—	$—	$387

(1)	Salary – Please refer to Base Salary disclosed under “Elements of compensation” section above for further details.
(2)	Bonus – Please refer to Performance Bonus disclosed under “Elements of compensation” section above for further details.
(3)	Option Awards – Please refer to Stock Option Awards disclosed under “Elements of compensation” section above for further details.

For detailed information on option exercises and stock vested, please see Item 11 to the consolidated financial statements of the Company in the Annual Report on Form 10-K for the year ended December 31, 2024.

Pay Versus Performance.

In August 2022, the SEC released the final version of its pay versus performance disclosure rules as mandated under the Dodd-Frank Wall Street Reform and Consumer Protection Act, and other official guidance issued thereunder. The final rules were codified under Item 402(v) of Regulation S-K (along with other official guidance issued, “PvP disclosure rules”) and require the Company to provide the following tabular and narrative disclosures.

In accordance with the PvP disclosure rules, the below sets forth the following for the previous two years (i) the total compensation set forth in the Summary Compensation Table (“SCT”) for the individuals serving as Chief Executive Officer (“CEO” or “PEO”) and the non-PEO Named Executive Officers (“NEOs”); (ii) the total and average “compensation actually paid” by the Company (“CAP”) to the PEO and the non-PEO NEOs as a group, respectively; (iii) the Company’s cumulative total shareholder return (“Cumulative TSR”); and (iv) net income.

Fiscal Year	SCT Total for PEO	Compensation Actually Paid to PEO	Average SCT Total for non- PEO NEOs	Average Compensation Actually Paid to non-PEO NEOs	Value of Initial Fixed $100 Investment Based on: Total Shareholder Return	Net Income

(a)(1)	(USD 10K) (b)	(USD 10K) (c)(2)	(USD 10K) (d)(3)	(USD 10K) (e)(2)(3)	(f)(4)	(USD 10K) (g)
2024	$303	$303	$342	$342	$71	$37,899
2023	$255	$255	$308	$308	$121	$42,738

(1)	During the past two fiscal years, Mr. Wu served as PEO and Mr. Chen, Mr. Li and Mr. Cai served as non-PEO NEOs.
(2)	Represents the CAP for our PEO and the average CAP for our non-PEO NEOs as a group, computed in accordance with the PvP disclosure rules. The dollar amounts do not reflect the amounts of compensation ultimately earned or realized by our PEOs or non-PEO NEOs during the covered years.
CAP is determined by taking the “Total” column amount from the SCT for each covered fiscal year and subtracting the values reported in the “Change in Actuarial Prevent Value”, “Stock Awards,” and “Option Awards” columns, and adding back amounts relating to pension services costs, if applicable, and the value and changes in value of unvested incentive equity awards. Since the Company does not maintain a pension plan for any of its NEOs, has not awarded any new incentive equity awards in the past two fiscal years to any of its NEOs, and none of its NEOs has any unvested incentive equity awards as of December 31, 2021, no adjustments were necessary to the “Total” column amount from the SCT in order to determine CAP for each NEO. Thus, CAP and average CAP for the PEO and non-PEO NEOs, respectively, is identical to the “Total” and average “Total” column amount from the SCT for each covered fiscal year.

(3)	Amounts reflected in these columns represent the average “Total” compensation from the SCT and CAP for the non-PEO NEOs as a group.
(4)	Amounts reflected in these columns represent the Company’s Cumulative TSR for each measurement period from December 31, 2022 through December 31, 2024. Dividends are assumed to be reinvested. The resulting amounts assume that $100 was invested on December 31, 2022 in our common stock.

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.

SECTION 16(A) BENEFICIAL OWNERSHIP COMPLIANCE

The members of our Board of Directors, our executive officers and persons who beneficially own more than 10% of our outstanding common stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, which requires them to file reports with respect to their ownership of our common stock and their transactions in such common stock. Based solely upon a review of the copies of Section 16(a) reports that we have received from such persons or entities for transactions in our common stock and their common stock holdings for the year ended December 31, 2024 and up to the date hereof, we believe that all reporting requirements under Section 16(a) for such period were met in a timely manner by our directors, executive officers and persons who beneficially own more than 10% of our outstanding common stock, except for the following: for Mr. Hanlin Chen, a Form 4 filing to report the disposition of 2,440,000 shares of common stock by Wiselink to Mr. Hanlin Chen on July 25, 2024 and a Form 4 filing to report the disposition of 50,000 shares of common stock by Wiselink to Mr. Jie Li on July 25, 2024; for Mr. Hanlin Chen, a Form 4 filing to report the acquisition of 2,440,000 shares of common stock from Wiselink on July 25, 2024; and for Mr. Jie Li, a Form 4 filing to report the acquisition of 50,000 shares of common stock from Wiselink on July 25, 2024.

REPORT OF THE AUDIT COMMITTEE

Under the guidance of a written charter adopted by the Board of Directors, the purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and audits of its financial statements. The responsibilities of the Audit Committee include appointing and providing for the compensation of the independent auditors to conduct the annual audit of our accounts, reviewing the scope and results of the independent audits, reviewing and evaluating internal accounting policies and approving all professional services to be provided to the Company by its independent auditors. Each of the members of the Audit Committee meets the independence requirements of the Nasdaq Stock Market.

Management has primary responsibility for the system of internal controls and the financial reporting process. The independent auditors have the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with generally accepted auditing standards.

In this context and in connection with the audited financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, the Audit Committee:

*	reviewed and discussed the audited financial statements as of and for the year ended December 31, 2024 with the Company’s management and PwC, the Company’s independent auditors;
*	discussed with the Company’s independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement of Auditing Standards No. 90, Audit Committee Communications;
*	reviewed the written disclosures and the letter from PwC required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, discussed with the auditors their independence and concluded that the non-audit services performed by PwC are compatible with maintaining their independence;
*	based on the foregoing reviews and discussions, recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC; and
*	instructed the independent auditors that the Audit Committee expects to be advised if there are any subjects that require special attention.

AUDIT COMMITTEE
Guangxun Xu (chairman), Robert Wei Cheng Tung and Tong Kooi Teo

AUDIT COMMITTEE’S PRE-APPROVAL POLICY.

During the fiscal years ended December 31, 2024 and 2023, the Audit Committee of the Board of Directors adopted policies and procedures for the pre-approval of all audit and non-audit services to be provided by the Company’s independent auditor and for the prohibition of certain services from being provided by the independent auditor. The Company may not engage the Company’s independent auditor to render any audit or non-audit service unless the service is approved in advance by the Audit Committee or the engagement to render the service is entered into pursuant to the Audit Committee’s pre-approval policies and procedures. On an annual basis, the Audit Committee may pre-approve services that are expected to be provided to the Company by the independent auditor during the fiscal year. At the time such pre-approval is granted, the Audit Committee specifies the pre-approved services and establishes a monetary limit with respect to each particular pre-approved service, which limit may not be exceeded without obtaining further pre-approval under the policy. For any pre-approval, the Audit Committee considers whether such services are consistent with the rules of the Securities and Exchange Commission on auditor independence.

PRINCIPAL ACCOUNTANT FEES AND SERVICES.

The following table sets forth the aggregate fees for professional audit services rendered by PricewaterhouseCoopers Zhong Tian LLP for the audit of the Company’s annual financial statements and other services provided in the fiscal years 2024 and 2023. The Audit Committee has approved all of the following fees (figures are in thousands of USD):

	Fiscal Year Ended
	2024	2023
Audit Fees	$718	$724
Other Fees	80	44
Total Fees	$798	$768

PROPOSAL 1 — ELECTION OF DIRECTORS

At the Annual Meeting, the stockholders will vote on the election of five directors to serve for a one-year term until the 2026 annual meeting of stockholders and until their successors are elected and qualified. The Board of Directors has unanimously approved the nomination of Hanlin Chen, Qizhou Wu, Guangxun Xu, Robert Wei Cheng Tung and Tao Liu for election to the Board of Directors. The nominees have indicated that they are willing and able to serve as directors. If any of these individuals becomes unable or unwilling to serve, the accompanying proxy may be voted for the election of such other person as shall be designated by the Board of Directors. The directors will be elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting, assuming a quorum is present. Stockholders do not have cumulative voting rights in the election of directors.

The Board of Directors recommends a vote “For” the election of Hanlin Chen, Qizhou Wu, Guangxun Xu, Robert Wei Cheng Tung and Tao Liu as directors.

Unless otherwise instructed, it is the intention of the persons named in the proxy to vote shares represented by properly executed proxy for the election of Hanlin Chen, Qizhou Wu, Guangxun Xu, Robert Wei Cheng Tung and Tao Liu.

PROPOSAL 2 — ADVISORY (NON-BINDING) PROPOSAL CONCERNING THE

COMPANY’S NAMED EXECUTIVE OFFICER COMPENSATION PROGRAM

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables the Company’s stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of the named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules, commonly referred to as a “Say-on-Pay.” At the 2023 annual meeting of stockholders, the Board of Directors proposed and the Company’s stockholders approved, on an advisory basis, a frequency of every two years for advisory votes on the compensation of our Named Executive Officers. In accordance with this vote, this year the Board of Directors is again implementing an advisory vote on the compensation of our Named Executive Officers.

As described under the “Executive Compensation - Compensation Discussion and Analysis” section of this proxy statement, the Company’s executive compensation program is designed to attract, motivate and retain our Named Executive Officers who are critical to the Company’s success. The Company believes that the various elements of its executive compensation program work together to promote its goal of ensuring that total compensation should be related to both the Company’s performance and individual performance.

Stockholders are urged to read the “Executive Compensation - Compensation Discussion and Analysis” section of this proxy statement, which discusses how the Company’s executive compensation policies implement its compensation philosophy. The “Executive Compensation - Compensation of Executive Officers” section and the “Executive Compensation - Summary Compensation Table” section of this proxy statement contain narrative discussion and tabular information about the compensation of our Named Executive Officers, including information about fiscal year 2024 compensation of the Company’s Named Executive Officers. The Compensation Committee and the Board of Directors believe that these policies are effective in implementing the Company’s compensation philosophy and in achieving its goals.

You are invited to review the compensation of the Named Executive Officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC, including the “Executive Compensation - Compensation Discussion and Analysis” section and the other related tables and disclosures, and to vote to approve, on an advisory (non-binding) basis, the compensation of our Named Executive Officers through the adoption of the following resolution at the Annual Meeting:

“Resolved, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.”

The Say-on-Pay vote is advisory and, therefore, not binding on the Company, the Compensation Committee or the Board of Directors. However, the Company’s Board of Directors and its Compensation Committee value the opinions of the stockholders and, to the extent there is any significant vote against the Named Executive Officer compensation as disclosed in this proxy statement, the Company will consider the stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The Board of Directors recommends a vote “For” approval of the advisory (non-binding) proposal concerning the Company’s named executive officer compensation program.

PROPOSAL 3 --- ADVISORY (NON-BINDING) VOTE CONCERNING THE FREQUENCY OF

HOLDING FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

At the Annual Meeting, the stockholders will be asked to cast a (non-binding) vote concerning the frequency of holding future advisory votes on executive compensation.

In connection with Proposal 2, the Dodd-Frank Act also requires that the Company include in this proxy statement a separate advisory (non-binding) stockholder vote on how frequently the Company should seek a Say-on-Pay vote. By voting on this Proposal 3, stockholders may indicate whether they would prefer an advisory vote on Named Executive Officer compensation every one, two or three years. Stockholders also may abstain from casting a vote on this proposal.

At the 2023 annual meeting of stockholders, the stockholders approved, on an advisory basis, a frequency of every two years for advisory votes on the compensation of Named Executive Officers. At this year’s Annual Meeting, stockholders again will have the opportunity to vote, on an advisory basis, on the frequency of advisory votes on the compensation of our Named Executive Officers.

The selection regarding the frequency of the stockholder vote on executive compensation receiving the highest number of votes shall be deemed approved. However, because this vote is advisory and not binding on the Board of Directors or the Company in any way, the Board of Directors may decide that it is in the best interests of the stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by the stockholders.

The Board of Directors recommends a vote for a frequency of every “Two Years” for future advisory votes on compensation of Named Executive Officers.

PROPOSAL 4 — AMENDMENT TO THE 2004 STOCK OPTION PLAN TO EXTEND ITS TERM

The 2004 Stock Option Plan was adopted and approved by the Board of Directors and the stockholders on June 28, 2005. Under the 2004 Stock Option Plan, 2,200,000 shares of common stock were authorized for issuance to selected employees, consultants, directors and advisors of the Company. As of the date of this proxy statement, 1,541,150 new shares of common stock remained available for future issuance.

The term of the 2004 Stock Option Plan is ten (10) years from its adoption by the Board of Directors, was extended for ten years through June 27, 2025. At the Annual Meeting, the stockholders of the Company will be asked to approve an amendment to the 2004 Stock Option Plan to extend its term for another ten (10) years through June 27, 2035. The Board of Directors believes that the 2004 Stock Option Plan is critical to attracting, retaining and motivating employees and other eligible persons of the Company.

The affirmative vote of holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the amendment to the 2004 Stock Option Plan to extend its term. Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal. Broker non-votes, if any, will have no effect on the outcome of the vote on this proposal. Abstentions will have the effect of a vote "against" the proposal.

The Board of Directors recommends a vote “For” the approval of the amendment to the 2004 Stock Option Plan to extend its term for ten (10) years from June 27, 2025 to June 27, 2035.

Summary of the 2004 Stock Option Plan

A copy of the 2004 Stock Option Plan is attached to this proxy statement as Appendix A. The following is a summary of the principal provisions of the 2004 Stock Option Plan. The summary is not necessarily complete, and reference is made to the full text of the 2004 Stock Option Plan attached as an exhibit to this proxy statement. Capitalized terms used, but not defined herein, shall have the same meaning as set forth in the 2004 Stock Option Plan.

General

A total of 2,200,000 shares of common stock has been reserved for issuance under the 2004 Stock Option Plan. The 2004 Stock Option Plan provides for grants to Employees and Consultants (each as described in the 2004 Stock Option Plan) of the Company (including officers and directors) and any subsidiary of the Company. The purposes of the 2004 Stock Option Plan are to attract and retain the best available personnel, to give Employees and Consultants (including officers and directors) of the Company a personal stake in the success of the Company's business, to provide additional incentive to the Employees and Consultants (including officers and directors) of the Company and to promote the success of the Company's business.

Administration

The 2004 Stock Option Plan shall be administered by the Board of Directors or a committee of the Board of Directors to which administration is delegated (“Administrator”). Such Administrator has broad authority to determine the terms of the options granted, including the exercise price, the number of shares subject to each option and the exercisability of the option. The Administrator also has the full power to select the individuals to whom options will be granted and to make any combination of grants to any participants.

Securities to be Purchased

The security to be purchased under the 2004 Stock Option Plan is common stock, US$0.0001 par value, of the Company.

Eligibility

The 2004 Stock Option Plan provides that incentive stock options may be granted only to Employees (including officers and employee Directors) of the Company or any subsidiary of the Company, while nonstatutory stock options may be granted not only to Employees (including officers and employee Directors), but also Consultants (including non-employee Directors) of the Company or any subsidiary of the Company.

Terms and Conditions of Options

Each option is evidenced by a stock option agreement between the Company and the optionee, and is subject to the following terms and conditions:

Exercise of the Option

The Administrator determines when options may be exercised. Generally, options may be exercised as to shares subject thereto only as the optionee vests in such shares. An option is exercised by giving written notice of exercise to the Company specifying the number of full shares of common stock to be purchased and by tendering of payment of the purchase price. The purchase price of the shares purchased upon exercise of an option shall be paid in consideration of such form as is determined by the Administrator.

Exercise Price and Consideration

The exercise price for incentive stock options (“ISO”) granted under the 2004 Stock Option Plan may not be less than 100% of the fair market value of the common stock on the date of grant. The exercise price of nonstatutory stock options (“NSO”) granted under the 2004 Stock Option Plan may not be less than 85% of the fair market value on the date the option is granted. In the case of an ISO granted to a person who at the time of the grant owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, the option exercise price for each share covered by such option may not be less than 110% of the fair market value of a share of common stock on the date of grant of such option. The Administrator of the 2004 Stock Option Plan determines the fair market value of the common stock.

Term of Options

The term of an option is determined by the specific option agreement. No option granted under the 2004 Stock Option Plan may have a term of more than ten (10) years. Furthermore, the maximum term for an ISO granted to an optionee who immediately before the grant of such option owns more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary is five (5) years. No option may be exercised by any person after its term expires.

Option Not Transferable

Generally, options are not nontransferable by the optionee other than by will or the laws of descent and distribution and an option is exercisable during the optionee's lifetime only by the optionee and in the event of the optionee's death, by a person who acquires the right to exercise the option by bequest or inheritance or by reason of the death of the optionee.

Corporate Transaction

In the event of a Corporate Transaction, an outstanding option will be assumed or an equivalent option substituted by the successor corporation to the Company or its business, unless such successor corporation refuses to assume or substitute the option, in which case the option shall terminate.

Other Provisions

The option agreement may contain other terms, provisions and conditions as may be determined by the Administrator as long as they are consistent with the 2004 Stock Option Plan.

Adjustments upon Changes in Capitalization, Liquidation or Dissolution of Company

In the event any change such as a stock split or dividend is made in the Company's capitalization (or any other similar transaction occurs) that results in an increase or decrease in the number of outstanding shares of common stock without receipt of consideration by the Company, appropriate adjustment shall be made in the exercise price and in the number of shares subject to each option, as well as in the number of shares available for issuance under the 2004 Stock Option Plan. In the event of the proposed dissolution or liquidation of the Company, each option will terminate immediately prior to the consummation of such proposed action unless otherwise provided by the Administrator.

Amendment and Termination of the 2004 Stock Option Plan

The Board of Directors may amend the 2004 Stock Option Plan at any time or may terminate it without approval of the stockholders, except that stockholder approval will be obtained in connection with any amendment if required by the applicable laws (including any approval obtained to ensure that options granted under the 2004 Stock Option Plan qualify as ISOs). However, no action by the Board of Directors or stockholders may materially and adversely affect any option previously granted under the 2004 Stock Option Plan, unless mutually agreed otherwise between the optionee and the Board of Directors in a writing signed by the optionee and the Company. The 2004 Stock Option Plan became effective for such term previously approved by the stockholders until June 27, 2025. Subject to the approval of the stockholders at the Annual Meeting, it shall continue in effect until June 27, 2035 unless sooner terminated under Section 14 of the 2004 Stock Option Plan. Any options outstanding at that time under the 2004 Stock Option Plan shall remain outstanding until they expire under their own terms.

Condition upon Issuance of Shares

The Company is under no obligation, and will incur no liability for failure, to issue any shares under the 2004 Stock Option Plan if it cannot do so in compliance with all applicable laws (including applicable securities laws). The Company is also under no obligation, and will incur no liability for failure, to issue any shares under the 2004 Stock Option Plan unless the optionee has satisfied all applicable tax withholding obligations arising in connection with the grant, vesting or exercise of the option, or disposition of option shares following exercise.

Material U.S. Federal Income Tax Consequences

The following is a brief summary of the U.S. federal income tax consequences of transactions under the 2004 Stock Option Plan based on U.S. federal securities and income tax laws in effect as of the date of this proxy statement (which laws could change at any time hereafter).

This summary assumes that all options granted under the 2004 Stock Option Plan have a per-share exercise price equal to 100% of the fair market value of the common stock on the date the option is granted, and that all options may be exercised only as to already-vested shares. This summary is not intended to be exhaustive or complete.

Options granted under the 2004 Stock Option Plan may be either “incentive stock options,” as defined in Section 422 of the Code, or nonstatutory options.

Incentive stock options. If an option granted under the 2004 Stock Option Plan is an incentive stock option, the optionee will recognize no income upon grant of the incentive stock option and incur no regular tax liability upon its exercise, although the exercise of an incentive stock option may give rise to alternative minimum tax. The Company will not be allowed a deduction for federal income tax purposes as a result of the exercise of an incentive stock option regardless of the applicability of the alternative minimum tax. Upon the sale or exchange of the shares more than two (2) years after grant of the option and more than one year after exercise of the shares by the optionee, any gain will be treated by optionee as long-term capital gain. If both of these holding periods are not satisfied (a “disqualifying disposition”), the optionee will recognize ordinary income equal to (i) the lesser of the fair market value of the shares at the time of exercise or the sale price, over (ii) the exercise price for the shares. In the event of a disqualifying disposition of ISO shares, the Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain recognized by optionee on such a disqualifying disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term capital gain if the sale occurs more than one year after exercise of the option or as short-term capital gain if the sale is made earlier.

Nonstatutory stock options. All other options which do not qualify as incentive stock options are referred to as nonstatutory stock options. An optionee will not recognize any taxable income under U.S. tax laws at the time he or she is granted a nonstatutory stock option. However, upon its exercise, under U.S. tax laws the optionee will recognize ordinary income for tax purposes measured by the excess of the then fair market value of the shares over the exercise price. The income recognized by an optionee who is also an employee of the Company will be subject to income and employment tax withholding by the Company by payment in cash or out of the current earnings paid to the optionee. The optionee is required to satisfy any applicable withholding tax obligations incurred in connection with such exercise. Upon sale of such shares by the optionee, any difference between the sales price and the exercise price, to the extent not recognized as ordinary income as provided above, will be treated by optionee as capital gain or loss, and will qualify for long-term capital gain or loss treatment if the shares have been held for more than one year.

The Company will generally be required to recognize compensation expense in an amount equal to the fair value on the date of grant of all stock options that are unvested as of or after such period. The fair value of an option will be based on the number of shares subject to the option that are expected to vest. The Company will use either Black-Scholes or a binomial valuation model to measure fair value of option grants. In addition, the Company will be required to recognize compensation expense for options as they vest, as adjusted for actual forfeitures that occur before vesting but not adjusted for any previously recognized compensation cost if an option lapses unexercised.

PROPOSAL 5 — RATIFICATION OF INDEPENDENT AUDITORS

At the Annual Meeting, the stockholders will be asked to ratify the appointment of PwC as the Company’s independent auditors for the fiscal year ending December 31, 2025. On May 4, 2022, the U.S. Securities and Exchange Commission, pursuant to the Holding Foreign Companies Accountable Act (the “HFCA Act”), identified the Company as a U.S. listed company that has retained an audit firm with a branch or office located in a non-U.S. jurisdiction, which the U.S. Public Company Accounting Oversight Board (“PCAOB”) has determined it is unable to inspect or investigate completely because of a position taken by an authority in that jurisdiction. If the PCAOB is unable to inspect the relevant branch or office of the Company's audit firm for two consecutive years, Section 2 of the HFCA Act requires the SEC to prohibit the Company's securities from being traded on any U.S. securities exchange (including NASDAQ). On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. Representatives of PwC are expected to be present at the Annual Meeting and will have the opportunity to make statements if they desire to do so. Such representatives are also expected to be available to respond to appropriate questions.

INCORPORATION BY REFERENCE

The SEC allows the Company to “incorporate by reference” information into this proxy statement, which means that the Company can disclose important information to you by referring you to other documents that we have filed separately with the SEC and made available to you with the copy of this proxy statement. The information incorporated by reference is deemed to be part of this proxy statement. This proxy statement incorporates by reference the financial statements of the Company as contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed by the Company on March 28, 2025, which is made available together with this proxy statement on the website specified above to all stockholders in connection with the Annual Meeting.

OTHER MATTERS

As of the time of preparation of this proxy statement, neither the Board of Directors nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Annual Meeting and this proxy statement. If any other business should properly come before the meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment.

STOCKHOLDER PROPOSALS FOR 2025 ANNUAL MEETING

Under the rules of the SEC and Rule 14a-8 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, stockholders who wish to submit proposals for inclusion in the proxy statement of the Board of Directors for the 2026 Annual Meeting of Stockholders must submit such proposals so as to be received by the Company at China Automotive Systems, Inc., D8 Optics Valley Software Park, No. 1 Guanshan First Avenue, Wuhan City, Hubei Province, The People’s Republic of China on or before January 15, 2026. However, if the date of the 2026 Annual Meeting of Stockholders is changed by more than 30 days from the date of this 2025 Annual Meeting (June 25, 2025), then the deadline is a reasonable time before we begin to print and send our proxy materials. All proposals must comply with Rule 14a-8 under the Exchange Act.

By Order of the Board of Directors

/s/ Chen Hanlin
Chen Hanlin
Chairman

Hubei, People’s Republic of China

May 13, 2025 (Tuesday)

YOUR VOTE IS IMPORTANT!

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE EXECUTE THE PROXY FOLLOWING THE INSTRUCTIONS SET FORTH IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS MAILED TO YOU. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN IF YOU HAVE PREVIOUSLY EXECUTED THE PROXY.

Appendix A

2004 STOCK OPTION PLAN

1. Purposes of the Plan. The purposes of this 2004 Stock Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees and Consultants and to promote the success of the Company’s business. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant of an option and subject to the applicable provisions of Section 422 of the Code and the regulations and interpretations promulgated thereunder.

2. Definitions. As used herein, the following definitions shall apply:

(a) “Administrator” means the Board or its Committee appointed pursuant to Section 4 of the Plan.

(b) “Affiliate” means an entity other than a Subsidiary (as defined below) which, together with the Company, is under common control of a third person or entity.

(c) “Applicable Laws” means the legal requirements relating to the administration of stock option plans, including under applicable U.S. state corporate laws, U.S. federal and applicable state securities laws, other U.S. federal and state laws, the Code, any Stock Exchange rules or regulations and the applicable laws, rules and regulations of any other country or jurisdiction where Options are granted under the Plan, as such laws, rules, regulations and requirements shall be in place from time to time.

(d) “Board” means the Board of Directors of the Company.

(e) “Change of Control” means (1) a sale of all or substantially all of the Company’s assets, or (2) any merger, consolidation or other business combination transaction of the Company with or into another corporation, entity or person, other than a transaction in which the holders of at least a majority of the shares of voting capital stock of the Company outstanding immediately prior to such transaction continue to hold (either by such shares remaining outstanding or by their being converted into shares of voting capital stock of the surviving entity) a majority of the total voting power represented by the shares of voting capital stock of the Company (or the surviving entity) outstanding immediately after such transaction, or (3) the direct or indirect acquisition (including by way of a tender or exchange offer) by any person, or persons acting as a group, of beneficial ownership or a right to acquire beneficial ownership of shares representing a majority of the voting power of the then outstanding shares of capital stock of the Company.

(f) “Code” means the Internal Revenue Code of 1986, as amended.

(g) “Committee” means one or more committees or subcommittees of the Board appointed by the Board to administer the Plan in accordance with Section 4 below.

(h) “Common Stock” means the Common Stock of the Company.

(i) “Company” means China Automotive Systems, Inc., a Delaware corporation.

(j) “Consultant” means any person, including an advisor, who is engaged by the Company or any Parent, Subsidiary or Affiliate to render services and is compensated for such services, and any non-Employee Director of the Company whether compensated for such services or not.

(k) “Continuous Service Status” means the absence of any interruption or termination of service as an Employee or Consultant. Continuous Service Status as an Employee or Consultant shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Administrator, provided that such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (iv) in the case of transfers between locations of the Company or between the Company, its Parents, Subsidiaries, Affiliates or their respective successors. A change in status from an Employee to a Consultant or from a Consultant to an Employee will not constitute an interruption of Continuous Service Status.

(l) “Corporate Transaction” means a sale of all or substantially all of the Company’s assets, or a merger, consolidation or other capital reorganization or business combination transaction of the Company with or into another corporation, entity or person, or the direct or indirect acquisition (including by way of a tender or exchange offer) by any person, or persons acting as a group, of beneficial ownership or a right to acquire beneficial ownership of shares representing a majority of the voting power of the then outstanding shares of capital stock of the Company.

(m) “Director” means a member of the Board.

(n) “Employee” means any person employed by the Company or any Parent, Subsidiary or Affiliate, with the status of employment determined based upon such factors as are deemed appropriate by the Administrator in its discretion, subject to any requirements of the Code or the Applicable Laws. The payment by the Company of a director’s fee to a Director shall not be sufficient to constitute “employment” of such Director by the Company.

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p) “Fair Market Value” means, as of any date, the fair market value of the Common Stock, as determined by the Administrator in good faith on such basis as it deems appropriate and applied consistently with respect to Participants. Whenever possible, the determination of Fair Market Value shall be based upon the closing price for the Shares as reported in the Wall Street Journal for the applicable date.

(q) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code, as designated in the applicable Option Agreement.

(r) “Named Executive” means any individual who, on the last day of the Company’s fiscal year, is the chief executive officer of the Company (or is acting in such capacity) or among the four (4) most highly compensated officers of the Company (other than the chief executive officer). Such officer status shall be determined pursuant to the executive compensation disclosure rules under the Exchange Act.

(s) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option, as designated in the applicable Option Agreement.

(t) “Option” means a stock option granted pursuant to the Plan.

(u) “Option Agreement” means a written document, the form(s) of which shall be approved from time to time by the Administrator, reflecting the terms of an Option granted under the Plan and includes any documents attached to or incorporated into such Option Agreement, including, but not limited to, a notice of stock option grant and a form of exercise notice.

(v) “Optioned Stock” means the Common Stock subject to an Option.

(w) “Optionee” means an Employee or Consultant who receives an Option.

(x) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code, or any successor provision.

(y) “Participant” means any holder of one or more Options, or the Shares issuable or issued upon exercise of such Options, under the Plan.

(z) “Plan” means this Stock Option Plan.

(aa) “Reporting Person” means an officer, Director, or greater than ten percent (10%) stockholder of the Company within the meaning of Rule 16a-2 under the Exchange Act, who is required to file reports pursuant to Rule 16a-3 under the Exchange Act.

(bb) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as amended from time to time, or any successor provision.

(cc) “Share” means a share of the Common Stock, as adjusted in accordance with Section 12 of the Plan.

(dd) “Stock Exchange” means any stock exchange or consolidated stock price reporting system on which prices for the Common Stock are quoted at any given time.

(ee) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code, or any successor provision.

(ff) “Ten Percent Holder” means a person who owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary.

3. Stock Subject to the Plan. Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares that may be sold under the Plan is 2,200,000 Shares of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock. If an award should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares that were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan. In addition, any Shares of Common Stock which are retained by the Company upon exercise of an award in order to satisfy the exercise or purchase price for such award or any withholding taxes due with respect to such exercise or purchase shall be treated as not issued and shall continue to be available under the Plan. Shares issued under the Plan and later repurchased by the Company pursuant to any repurchase right which the Company may have shall not be available for future grant under the Plan.

4. Administration of the Plan.

(a) General. The Plan shall be administered by the Board or a Committee, or a combination thereof, as determined by the Board. The Plan may be administered by different administrative bodies with respect to different classes of Participants and, if permitted by the Applicable Laws, the Board may authorize one or more officers to make awards under the Plan.

(b) Committee Composition. If a Committee has been appointed pursuant to this Section 4, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of any Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies (however caused) and remove all members of a Committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Laws and, in the case of a Committee administering the Plan in accordance with the requirements of Rule 16b-3 or Section 162(m) of the Code, to the extent permitted or required by such provisions. The Committee shall in all events conform to any requirements of the Applicable Laws.

(c) Powers of the Administrator. Subject to the provisions of the Plan and in the case of a Committee, the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

(i) to determine the Fair Market Value of the Common Stock, in accordance with Section 2(p) of the Plan, provided that such determination shall be applied consistently with respect to Participants under the Plan;

(ii) to select the Employees and Consultants to whom Options may from time to time be granted;

(iii) to determine whether and to what extent Options are granted;

(iv) to determine the number of Shares of Common Stock to be covered by each award granted;

(v) to approve the form(s) of agreement(s) used under the Plan;

(vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder, which terms and conditions include but are not limited to the exercise or purchase price, the time or times when awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, any pro rata adjustment to vesting as a result of a Participant’s transitioning from full- to part-time service (or vice versa), and any restriction or limitation regarding any Option, Optioned Stock or restricted stock issued upon exercise of an Option, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vii) to determine whether and under what circumstances an Option may be settled in cash under Section 9 instead of Common Stock;

(viii) to adjust the vesting of an Option held by an Employee or Consultant as a result of a change in the terms or conditions under which such person is providing services to the Company;

(ix) to construe and interpret the terms of the Plan and awards granted under the Plan, which constructions, interpretations and decisions shall be final and binding on all Participants; and

(x) in order to fulfill the purposes of the Plan and without amending the Plan, to modify grants of Options to Participants who are foreign nationals or employed outside of the United States in order to recognize differences in local law, tax policies or customs.

5. Eligibility.

(a) Recipients of Grants. Nonstatutory Stock Options may be granted to Employees and Consultants. Incentive Stock Options may be granted only to Employees, provided that Employees of Affiliates shall not be eligible to receive Incentive Stock Options.

(b) Type of Option. Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option.

(c) ISO $100,000 Limitation. Notwithstanding any designation under Section 5(b), to the extent that the aggregate Fair Market Value of Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 5(c), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares subject to an Incentive Stock Option shall be determined as of the date of the grant of such Option.

(d) No Employment Rights. The Plan shall not confer upon any Participant any right with respect to continuation of an employment or consulting relationship with the Company, nor shall it interfere in any way with such Participant’s right or the Company’s right to terminate the employment or consulting relationship at any time, for any reason.

6. Term of Plan. The Plan shall become effective upon its adoption by the Board of Directors. It shall continue in effect for a term of twenty (20) years unless sooner terminated under Section 14 of the Plan.

7. Term of Option. The term of each Option shall be the term stated in the Option Agreement; provided that the term shall be no more than ten (10) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement and provided further that, in the case of an Incentive Stock Option granted to a person who at the time of such grant is a Ten Percent Holder, the term of the Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

8. Option Exercise Price and Consideration.

(a) Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Administrator and set forth in the Option Agreement, but shall be subject to the following:

(i) In the case of an Incentive Stock Option

(1)	granted to an Employee who at the time of grant is a Ten Percent Holder, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant; or

(2)	granted to any other Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be no less than 85% of the Fair Market Value per Share on the date of grant.

(iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price other than as required above pursuant to a merger or other corporate transaction.

(b) Permissible Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant) and may consist entirely of (1) cash; (2) check; (3) cancellation of indebtedness; (4) other Shares that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which the Option is exercised, provided that in the case of Shares acquired, directly or indirectly, from the Company, such Shares must have been owned by the Optionee for more than six (6) months on the date of surrender (or such other period as may be required to avoid the Company’s incurring an adverse accounting charge); (5) if, as of the date of exercise of an Option the Company then is permitting employees to engage in a “same-day sale” cashless brokered exercise program involving one or more brokers, through such a program that complies with the Applicable Laws (including without limitation the requirements of Regulation T and other applicable regulations promulgated by the Federal Reserve Board) and that ensures prompt delivery to the company of the amount required to pay the exercise price and any applicable withholding taxes; or (6) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company and the Administrator may, in its sole discretion, refuse to accept a particular form of consideration at the time of any Option exercise.

9. Exercise of Option.

(a) General.

(i) Exercisability. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, consistent with the term of the Plan and reflected in the Option Agreement, including vesting requirements and/or performance criteria with respect to the Company and/or the Optionee.

(ii) Leave of Absence. The Administrator shall have the discretion to determine whether and to what extent the vesting of Options shall be tolled during any unpaid leave of absence; provided, however, that in the absence of such determination, vesting of Options shall be tolled during any such unpaid leave (unless otherwise required by the Applicable Laws). In the event of military leave, vesting shall toll during any unpaid portion of such leave, provided that, upon a Participant’s returning from military leave (under conditions that would entitle him or her to protection upon such return under the Uniform Services Employment and Reemployment Rights Act), he or she shall be given vesting credit with respect to Options to the same extent as would have applied had the Participant continued to provide services to the Company throughout the leave on the same terms as he or she was providing services immediately prior to such leave.

(iii) Minimum Exercise Requirements. An Option may not be exercised for a fraction of a Share. The Administrator may require that an Option be exercised as to a minimum number of Shares, provided that such requirement shall not prevent an Optionee from exercising the full number of Shares as to which the Option is then exercisable.

(iv) Procedures for and Results of Exercise. An Option shall be deemed exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and the Company has received full payment for the Shares with respect to which the Option is exercised. Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under Section 8(b) of the Plan, provided that the Administrator may, in its sole discretion, refuse to accept any form of consideration at the time of any Option exercise. Exercise of an Option in any manner shall result in a decrease in the number of Shares that thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(v) Rights as Stockholder. Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 12 of the Plan.

(b) Termination of Employment or Consulting Relationship. Except as otherwise set forth in this Section 9(b), the Administrator shall establish and set forth in the applicable Option Agreement the terms and conditions upon which an Option shall remain exercisable, if at all, following termination of an Optionee’s Continuous Service Status, which provisions may be waived or modified by the Administrator at any time. Unless the Administrator otherwise provides in the Option Agreement, to the extent that the Optionee is not vested in Optioned Stock at the date of termination of his or her Continuous Service Status, or if the Optionee (or other person entitled to exercise the Option) does not exercise the Option to the extent so entitled within the time specified in the Option Agreement or below (as applicable), the Option shall terminate and the Optioned Stock underlying the unexercised portion of the Option shall revert to the Plan. In no event may any Option be exercised after the expiration of the Option term as set forth in the Option Agreement (and subject to Section 7).

The following provisions (1) shall apply to the extent an Option Agreement does not specify the terms and conditions upon which an Option shall terminate upon termination of an Optionee’s Continuous Service Status, and (2) establish the minimum post-termination exercise periods that may be set forth in an Option Agreement:

(i) Termination other than Upon Disability or Death. In the event of termination of Optionee’s Continuous Service Status other than under the circumstances set forth in subsections (ii) through (iii) below, such Optionee may exercise an Option for 30 days following such termination to the extent the Optionee was vested in the Optioned Stock as of the date of such termination. No termination shall be deemed to occur and this Section 9(b)(i) shall not apply if (i) the Optionee is a Consultant who becomes an Employee, or (ii) the Optionee is an Employee who becomes a Consultant.

(ii) Disability of Optionee. In the event of termination of an Optionee’s Continuous Service Status as a result of his or her disability (including a disability within the meaning of Section 22(e)(3) of the Code), such Optionee may exercise an Option at any time within six (6) months following such termination to the extent the Optionee was vested in the Optioned Stock as of the date of such termination.

(iii) Death of Optionee. In the event of the death of an Optionee during the period of Continuous Service Status since the date of grant of the Option, or within thirty (30) days following termination of Optionee’s Continuous Service Status, the Option may be exercised by Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance at any time within twelve (12) months following the date of death, but only to the extent the Optionee was vested in the Optioned Stock as of the date of death or, if earlier, the date the Optionee’s Continuous Service Status terminated.

(c) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares an Option previously granted under the Plan based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

10. Taxes.

(a) As a condition of the grant, vesting or exercise of an Option granted under the Plan, the Participant (or in the case of the Participant’s death, the person exercising the Option) shall make such arrangements as the Administrator may require for the satisfaction of any applicable federal, state, local or foreign withholding tax obligations that may arise in connection with such grant, vesting or exercise of the Option or the issuance of Shares. The Company shall not be required to issue any Shares under the Plan until such obligations are satisfied. If the Administrator allows the withholding or surrender of Shares to satisfy a Participant’s tax withholding obligations under this Section 10 (whether pursuant to Section 10(c), (d) or (e), or otherwise), the Administrator shall not allow Shares to be withheld in an amount that exceeds the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes.

(b) In the case of an Employee and in the absence of any other arrangement, the Employee shall be deemed to have directed the Company to withhold or collect from his or her compensation an amount sufficient to satisfy such tax obligations from the next payroll payment otherwise payable after the date of an exercise of the Option.

(c) In the case of Participant other than an Employee (or in the case of an Employee where the next payroll payment is not sufficient to satisfy such tax obligations, with respect to any remaining tax obligations), in the absence of any other arrangement and to the extent permitted under the Applicable Laws, the Participant shall be deemed to have elected to have the Company withhold from the Shares to be issued upon exercise of the Option that number of Shares having a Fair Market Value determined as of the applicable Tax Date (as defined below) equal to the amount required to be withheld. For purposes of this Section 10, the Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined under the Applicable Laws (the “Tax Date”).

(d) If permitted by the Administrator, in its discretion, a Participant may satisfy his or her tax withholding obligations upon exercise of an Option by surrendering to the Company Shares that have a Fair Market Value determined as of the applicable Tax Date equal to the amount required to be withheld. In the case of shares previously acquired from the Company that are surrendered under this Section 10(d), such Shares must have been owned by the Participant for more than six (6) months on the date of surrender (or such other period of time as is required for the Company to avoid adverse accounting charges).

(e) Any election or deemed election by a Participant to have Shares withheld to satisfy tax withholding obligations under Section 10(c) or 10(d) above shall be irrevocable as to the particular Shares as to which the election is made and shall be subject to the consent or disapproval of the Administrator. Any election by a Participant under Section 10(d) above must be made on or prior to the applicable Tax Date.

(f) In the event an election to have Shares withheld is made by a Participant and the Tax Date is deferred under Section 83 of the Code because no election is filed under Section 83(b) of the Code, the Participant shall receive the full number of Shares with respect to which the Option is exercised but such Participant shall be unconditionally obligated to tender back to the Company the proper number of Shares on the Tax Date.

11. Non-Transferability of Options.

(a) General. Except as set forth in this Section 11, Options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution. The designation of a beneficiary by an Optionee will not constitute a transfer. An Option may be exercised, during the lifetime of the holder of an Option, only by such holder or a transferee permitted by this Section 11.

(b) Limited Transferability Rights. Notwithstanding anything else in this Section 11, the Administrator may in its discretion grant Nonstatutory Stock Options that may be transferred by instrument to an inter vivos or testamentary trust in which the Options are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift or pursuant to domestic relations orders to “Immediate Family Members” (as defined below) of the Optionee. “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships), a trust in which these persons have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the Optionee) control the management of assets, and any other entity in which these persons (or the Optionee) own more than fifty percent (50%) of the voting interests.

12. Adjustments upon Changes in Capitalization, Merger or Certain Other Transactions.

(a) Changes in Capitalization. Subject to any action required under Applicable Laws by the stockholders of the Company, the number of Shares of Common Stock covered by each outstanding Option, and the number of Shares of Common Stock that have been authorized for issuance under the Plan but as to which no Options have yet been granted or that have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per Share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares of Common Stock subject to an Option.

(b) Dissolution or Liquidation. In the event of the dissolution or liquidation of the Company, each Option will terminate immediately prior to the consummation of such action, unless otherwise determined by the Administrator.

(c) Corporate Transaction. In the event of a Corporate Transaction (including without limitation a Change of Control), each outstanding Option shall be assumed or an equivalent option or right shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation (the “Successor Corporation”), unless the Successor Corporation does not agree to assume the award or to substitute an equivalent option or right, in which case such Option shall terminate upon the consummation of the transaction.

For purposes of this Section 12(c), an Option shall be considered assumed, without limitation, if, at the time of issuance of the stock or other consideration upon a Corporate Transaction or a Change of Control, as the case may be, each holder of an Option would be entitled to receive upon exercise of the award the same number and kind of shares of stock or the same amount of property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to such transaction, the holder of the number of Shares of Common Stock covered by the award at such time (after giving effect to any adjustments in the number of Shares covered by the Option as provided for in this Section 12); provided that if such consideration received in the transaction is not solely common stock of the Successor Corporation, the Administrator may, with the consent of the Successor Corporation, provide for the consideration to be received upon exercise of the award to be solely common stock of the Successor Corporation equal to the Fair Market Value of the per Share consideration received by holders of Common Stock in the transaction.

(d) Certain Distributions. In the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (other than dividends payable in cash or stock of the Company) without receipt of consideration by the Company, the Administrator may, in its discretion, appropriately adjust the price per Share of Common Stock covered by each outstanding Option to reflect the effect of such distribution.

13. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date on which the Administrator makes the determination granting such Option, or such other date as is determined by the Administrator, provided that in the case of any Incentive Stock Option, the grant date shall be the later of the date on which the Administrator makes the determination granting such Incentive Stock Option or the date of commencement of the Optionee’s employment relationship with the Company. Notice of the determination shall be given to each Employee or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

14. Amendment and Termination of the Plan.

(a) Authority to Amend or Terminate. The Board may at any time amend, alter, suspend or discontinue the Plan, but no amendment, alteration, suspension or discontinuation (other than an adjustment pursuant to Section 12 above) shall be made that would materially and adversely affect the rights of any Optionee under any outstanding grant, without his or her consent. In addition, to the extent necessary and desirable to comply with the Applicable Laws, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

(b) Effect of Amendment or Termination. Except as to amendments which the Administrator has the authority under the Plan to make unilaterally, no amendment or termination of the Plan shall materially and adversely affect Options already granted, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee or holder and the Company.

15. Conditions upon Issuance of Shares. Notwithstanding any other provision of the Plan or any agreement entered into by the Company pursuant to the Plan, the Company shall not be obligated, and shall have no liability for failure, to issue or deliver any Shares under the Plan unless such issuance or delivery would comply with the Applicable Laws, with such compliance determined by the Company in consultation with its legal counsel. As a condition to the exercise of an Option, the Company may require the person exercising the award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by law.

16. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

17. Agreements. Options shall be evidenced by Option Agreements in such form(s) as the Administrator shall from time to time approve.

18. Stockholder Approval. If required by the Applicable Laws, continuance of the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such stockholder approval shall be obtained in the manner and to the degree required under the Applicable Laws.

Get informed before you vote *If you choose to vote these shares in person at the meeting, you must request a “legal proxy.” To do so, please follow the instructions at www.ProxyVote.com or request a paper copy of the materials, which will contain the appropriate instructions. Please check the meeting materials for any special requirements for meeting attendance. Smartphone users Point your camera here and vote without entering a control number Your Vote Counts! FLASHID-JOB# For complete information and to vote, visit www.ProxyVote.com Control # Ricky Campana P.O. Box 123456 Suite 500 51 Mercedes Way Edgewood, NY 11717 148,294 322,224 1 OF 2 30# Hextone, Inc. P.O. Box 9142 Farmingdale, NY 11735 XXXX XXXX XXXX XXXX CHINA AUTOMOTIVE SYSTEMS, INC. 2025 Annual Meeting Vote by June 24, 2025 11:59 PM ET You invested in CHINA AUTOMOTIVE SYSTEMS, INC. and it's time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on June 25, 2025. View the Notice & Proxy Statement, Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to June 11, 2025. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. Vote in Person at the Meeting* June 25, 2025 9:00 AM LST Second Floor Meeting Room, Henglong Group No. 88 Jingsha Avenue, Jingzhou City Hubei Province, the People's Republic of China

Voting Items Board Recommends THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters. Vote at www.ProxyVote.com FLASHID-JOB# Control # XXXX XXXX XXXX XXXX 1.00000 322,224 148,294 Under New York Stock Exchange rules, brokers may vote “routine” matters at their discretion if your voting instructions are not communicated to us at least 10 days before the meeting. We will nevertheless follow your instructions, even if the broker’s discretionary vote has already been given, provided your instructions are received prior to the meeting date. CHINA AUTOMOTIVE SYSTEMS, INC. 2025 Annual Meeting Vote by June 24, 2025 11:59 PM ET 1. Elect five directors of the Company to hold office until the 2026 Annual Meeting of Stockholders and until their successors are elected and qualified. Nominees: 01) Hanlin Chen 03) Guangxun Xu 05) Tao Liu 02) Qizhou Wu 04) Robert Wei Cheng Tung For 2. Approve an advisory (non-binding) proposal concerning the Company's named executive officer compensation program. For 3. Approve an advisory (non-binding) proposal concerning the frequency of holding future advisory votes on executive compensation. Years 4. Approve an amendment to the Company's 2004 Stock Option Plan to extend its term for another ten (10) years (through June 27, 2035). For 5. Ratify the appointment of PricewaterhouseCoopers Zhong Tian LLP as the Company's independent auditors for the fiscal year ending December 31, 2025. For NOTE: To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

1 1 12345678 12345678 12345678 12345678 12345678 12345678 12345678 12345678 NAME THE COMPANY NAME INC. - COMMON 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS A 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS B 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS C 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS D 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS E 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS F 123,456,789,012.12345 THE COMPANY NAME INC. - 401 K 123,456,789,012.12345 → x 02 0000000000 JOB # 1 OF 2 PAGE 1 OF 2 SHARES CUSIP # SEQUENCE # THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date CONTROL # SHARES SCAN TO VIEW MATERIALS & VOTE To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0000674603_1 R1.0.0.2 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Elect five directors of the Company to hold office until the 2026 Annual Meeting of Stockholders and until their successors are elected and qualified. Nominees 01) Hanlin Chen 02) Qizhou Wu 03) Guangxun Xu 04) Robert Wei Cheng Tung 05) Tao Liu CHINA AUTOMOTIVE SYSTEMS, INC. DIXON CHEN AWAKEN ADVISORS 1 FINANCIAL SQUARE, SUITE 3200 B NEW YORK, NY 10005 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on June 24, 2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on June 24, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 2. Approve an advisory (non-binding) proposal concerning the Company's named executive officer compensation program. The Board of Directors recommends you vote 2 YEARS on the following proposal: 1 year 2 years 3 years Abstain 3. Approve an advisory (non-binding) proposal concerning the frequency of holding future advisory votes on executive compensation. The Board of Directors recommends you vote FOR proposals 4. and 5.. For Against Abstain 4. Approve an amendment to the Company's 2004 Stock Option Plan to extend its term for another ten (10) years (through June 27, 2035). 5. Ratify the appointment of PricewaterhouseCoopers Zhong Tian LLP as the Company's independent auditors for the fiscal year ending December 31, 2025. NOTE: To transact such other business as may properly come before the meeting or any adjournments or postponements thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Yes No Please indicate if you plan to attend this meeting

0000674603_2 R1.0.0.2 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com CHINA AUTOMOTIVE SYSTEMS, INC. Annual Meeting of Stockholders June 25, 2025 at 9:00 AM This proxy is solicited by the Board of Directors of China Automotive Systems, Inc. The stockholder of China Automotive Systems, Inc., by signing this card, hereby appoints Hanlin Chen and Qizhou Wu, or either of them, as proxies for this card, with full power of substitution, to vote on behalf of the shares of common stock of China Automotive Systems, Inc. that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held on June 25, 2025 (Wednesday), at 9:00 AM local time, at the Second Floor Meeting Room, Henglong Group, No. 88 Jingsha Avenue, Jingzhou City, Hubei Province, the People’s Republic of China, as more fully described in the accompanying Proxy Statement. This Proxy, when properly executed, will be voted by the Proxies in the manner designated on the reverse side. If this Proxy is returned signed but without a clear voting designation, the Proxies will vote FOR Items 1, 2, 4 and 5 and for 2 YEARS on Item 3. Continued and to be signed on reverse side